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                                                                     EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)


                                                                                          THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                       ----------------------------
   in thousands, except share and per share data                                          2000          1999
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
   BASIC EARNINGS PER SHARE:
     Net income                                                                               $241          $474

     Weighted average common shares outstanding                                          6,286,725     6,235,247
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     Basic net income per common share                                                       $0.04         $0.08
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   DILUTED EARNINGS PER SHARE:
     Net income                                                                               $241          $474

     Weighted average common shares outstanding                                          6,286,725     6,235,247
     Effect of stock options and warrants                                                      352        12,383
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       Adjusted shares outstanding                                                       6,287,077     6,247,630
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     Diluted net income per common share                                                     $0.04         $0.08
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




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